UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

July 1, 2010

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Before the market open on July 1, 2010, Atmos Energy Corporation (“Atmos”) entered into an accelerated repurchase agreement (the “Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”) under which Atmos will repurchase shares of its common stock. Under the Agreement, Atmos will pay $100 million to Goldman Sachs for shares of its common stock at a per share price equal to a measure of the volume-weighted average price per share of Atmos common stock during the Agreement’s calculation period, less a discount (the “VWAP”). The calculation period in the Agreement begins on July 2, 2010 and is scheduled to end in March 2011, although the end date may be accelerated by Goldman Sachs. Certain events, such as disruptions that affect exchange trading in the shares, may result in the calculation period being extended.

On July 7, 2010, Atmos will initially receive from Goldman Sachs a total of 2,958,580 shares of common stock, which is equal to 80% of $100 million divided by $27.04, the closing price per share of Atmos’ common stock on June 30, 2010. At the end of the calculation period in the Agreement, there will be a final settlement between the parties. Because Atmos will initially receive only 80% of the number of shares otherwise due based on the June 30, 2010 closing price of $27.04, (i) if the VWAP is less than approximately $33.80, or 125% of the $27.04 closing price per share on June 30, 2010, Goldman Sachs will owe Atmos additional shares and (ii) if the VWAP is greater than approximately $33.80, then Atmos will be required to pay, in cash or shares of its common stock, at its option, the final settlement amount to Goldman Sachs.

The Agreement is subject to terms customary for similar agreements, including providing for the effect of extraordinary corporate transactions and setting forth circumstances under which the Agreement may be terminated or unwound early.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2010, Atmos issued a news release announcing that it had entered into the Agreement. The full text of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated July 1, 2010 (furnished under Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: July 1, 2010	By:	/S/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release dated July 1, 2010 (furnished under Item 7.01)